                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                TELTREND INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                [TELTREND LOGO]

                                 TELTREND INC.
                               620 STETSON AVENUE
                          ST. CHARLES, ILLINOIS 60174
                          ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                              ON DECEMBER 10, 1998
                          ---------------------------

TO THE STOCKHOLDERS OF TELTREND INC.:

     The annual meeting of stockholders of Teltrend Inc. (the "Company") will be held on Thursday, December 10, 1998 at 9:00 a.m., local time, at the Company's headquarters, 620 Stetson Avenue, St. Charles, Illinois 60174, for the following purposes:

        1. To elect directors;

        2. To ratify the action of the Board of Directors in appointing Ernst & Young LLP as the Company's independent auditors for the Company's fiscal year ending July 31, 1999; and

        3. To transact such other business as may properly be brought before the annual meeting or any adjournment or postponement thereof.

     The annual meeting may be postponed or adjourned from time to time without any notice other than announcement at the meeting, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

     The Board of Directors has fixed the close of business on October 16, 1998 as the record date for determination of stockholders entitled to notice of and to vote at the annual meeting.

     Stockholders are requested to complete and sign the enclosed proxy, which is solicited by the Board of Directors, and promptly return it in the accompanying envelope, whether or not they plan to attend the annual meeting in person. The proxy is revocable at any time before it is voted. Returning the proxy will in no way limit your right to vote at the annual meeting if you later decide to attend in person.

                                          By Order of the Board of Directors

                                          /s/ DOUGLAS P. HOFFMEYER
                                          Douglas P. Hoffmeyer
                                          Sr. Vice President, Finance; Chief
                                          Financial Officer; Secretary and
                                          Treasurer

St. Charles, Illinois
October 30, 1998

                                 TELTREND INC.
                               620 STETSON AVENUE
                          ST. CHARLES, ILLINOIS 60174
                          ---------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 10, 1998
                          ---------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Teltrend Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, December 10, 1998 at 9:00 a.m., local time, at the Company's headquarters, 620 Stetson Avenue, St. Charles, Illinois 60174, and at any postponement or adjournment thereof (the "Annual Meeting"). This Proxy Statement and accompanying proxy are being mailed to stockholders of the Company commencing on or about October 30, 1998. The mailing address of the principal executive offices of the Company is 620 Stetson Avenue, St. Charles, Illinois 60174.

RECORD DATE AND SHARES OUTSTANDING

     Holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on October 16, 1998 are entitled to notice of and to vote at the Annual Meeting. As of October 16, 1998, there were 5,948,990 shares of Common Stock outstanding (exclusive of 533,000 shares held by the Company) and entitled to vote at the Annual Meeting, each such share being entitled to cast one vote. The Common Stock is traded on the Nasdaq National Market.

VOTING AND QUORUM

     Two proposals are scheduled for stockholder consideration at the Annual Meeting, each of which is described more fully herein: (i) the election of seven individuals to the Company's Board of Directors; and (ii) the ratification of the action of the Board of Directors in appointing Ernst & Young LLP as the Company's independent auditors for the fiscal year ending July 31, 1999.

     All properly executed, unrevoked proxy cards received pursuant to this solicitation prior to the close of voting will be voted as directed therein. Any stockholder who has given a proxy may revoke it at any time prior to its use at the Annual Meeting by executing and delivering to the Secretary of the Company a proxy bearing a later date, by giving a written notice of revocation to the Secretary of the Company or by attending the Annual Meeting and voting in person. Any written notice of revocation or subsequent proxy should be delivered to Teltrend Inc., 620 Stetson Avenue, St. Charles, Illinois 60174, Attention:
Secretary, or hand delivered to the Secretary, before the closing of the polls at the Annual Meeting.

     The holders of a majority of the outstanding shares of Common Stock as of October 16, 1998, present at the Annual Meeting in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast and entitled to vote in the election at the Annual Meeting will be required for the election of directors, and the affirmative vote of a majority of the votes cast and entitled to vote thereon will be required to act on all other matters to come before the Annual Meeting.

     Stockholders may vote in favor of or withhold authority to vote for the nominees for election as directors listed herein. Similarly, stockholders may vote in favor of, against or abstain from voting with respect to the proposal to ratify the appointment of the Company's independent auditors described herein. Directions to withhold authority, abstentions and broker non-votes (which occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) will be counted in determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Directions to withhold authority, because directors are elected by a plurality of votes cast, will have no effect on the election of directors. Broker non-votes, because they are not considered "votes cast," are not counted in the vote totals and will have no effect on any proposal scheduled for consideration at the Annual Meeting. Abstentions will have the effect of a vote against the proposal being considered.

     If a properly executed, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted (a) FOR the election of all nominees for election as director as listed herein, (b) FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending July 31, 1999; and (c) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED JULY 25, 1998 WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO TELTREND INC., 620 STETSON AVENUE, ST. CHARLES, ILLINOIS 60174, ATTENTION: SECRETARY.

                                 ANNUAL REPORT

     The Company's annual report to stockholders for the fiscal year ended July 25, 1998 has been included in the mailing of this Proxy Statement. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

                         SECURITY OWNERSHIP OF CERTAIN

                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of October 16, 1998 (except as otherwise indicated) with respect to the beneficial ownership of the Company's Common Stock by (a) each director and nominee for director of the Company, (b) each of the executive officers of the Company named in the Summary Compensation Table, (c) all directors and executive officers of the Company as a group, and (d) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock. Except as otherwise indicated, all the persons listed below have the sole voting and investment power with respect to all shares held by them, except to the extent such power may be shared with a spouse.

                                                               NUMBER         PERCENT
                     BENEFICIAL OWNER                         OF SHARES       OF CLASS
                     ----------------                         ---------       --------
Heartland Advisors, Inc.(1)...............................     960,450(1)       16.1%
  790 N. Milwaukee St.
  Milwaukee, WI 53202
Becker Capital Management Inc.(2).........................     642,700(2)       10.8%
  1211 SW 5th Ave.
  Suite 2185
  Portland, OR 97204
State of Wisconsin Investment Board(3)....................     607,000(3)       10.2%
  P.O. Box 7842
  Madison, WI 55707
Wellington Management Company, LLP(4).....................     399,000(4)        6.7%
  75 State Street
  Boston, MA 02109
Fleet Financial Group, Inc.(5)............................     332,840(5)        5.6%
  One Federal Street
  Boston, MA 02110
Howard L. Kirby, Jr.*+....................................     185,300(6)        3.1%
Gilbert H. Hosie*.........................................      45,001(7)         **
Douglas P. Hoffmeyer*.....................................      52,070(8)         **
Laurence L. Sheets*.......................................      41,320(9)         **
Michael S. Grzeskowiak*...................................      50,820(10)        **
Frank T. Cary+............................................       2,315(11)        **
William R. Delk+..........................................       4,000(12)        **
Bernard F. Sergesketter+..................................       2,500(11)        **
Susan B. Major+...........................................       3,400(11)        **
Donald R. Hollis+.........................................       4,500(13)        **
Harry Crutcher, III+......................................       3,400(11)        **
All directors and executive officers as a group (17
  persons)................................................     422,001(14)       6.8%

-------------------------
  *  Executive Officer

 +  Director and Nominee

 **  Less than one percent

 (1) The information set forth reflects Common Stock held by Heartland Advisors, Inc. on February 6, 1998 and is based solely on a Schedule 13G as filed with the Securities and Exchange Commission (the "SEC") on February 13, 1998.

                                                footnotes continued on next page

 (2) The information set forth reflects Common Stock held by Becker Capital Management Inc. on February 12, 1998 and is based solely on a Schedule 13G as filed with the SEC on February 13, 1998.

 (3) The information set forth reflects Common Stock held by the State of Wisconsin Investment Board on January 20, 1998 and is based solely on a
     Schedule 13G as filed with the SEC on January 20, 1998.

 (4) The information set forth reflects Common Stock held by Wellington Management Company, LLP on January 17, 1998 and is based solely on a
     Schedule 13G as filed with the SEC on February 9, 1998.

 (5) The information set forth reflects Common Stock held by Fleet Financial Group, Inc. on December 31, 1997 and is based solely on a Schedule 13G as filed with the SEC on February 13, 1998.

 (6) Includes options to purchase 102,750 shares of Common Stock which are currently exercisable or will become exercisable within 60 days of October 16, 1998.

 (7) Includes options to purchase 33,673 shares of Common Stock which are currently exercisable or will become exercisable within 60 days of October 16, 1998.

 (8) Includes options to purchase 25,900 shares of Common Stock which are currently exercisable or will become exercisable within 60 days of October 16, 1998.

 (9) Includes options to purchase 27,150 shares of Common Stock which are currently exercisable or will become exercisable within 60 days of October 16, 1998.

(10) Includes options to purchase 24,650 shares of Common Stock which are currently exercisable or will become exercisable within 60 days of October 16, 1998.

(11) Includes options to purchase 1,500 shares of Common Stock which will become exercisable within 60 days of October 16, 1998.

(12) Includes 1,000 shares of Common Stock currently held by Mr. Delk's wife. Also includes options to purchase 1,500 shares of Common Stock which will become exercisable within 60 days of October 16, 1998.

(13) Includes 2,000 shares of Common Stock held by the Hollis Family Limited Partnership, of which Mr. Hollis is the general partner. Also, includes options to purchase 1,500 shares of Common Stock which will become exercisable within 60 days of October 16, 1998.

(14) Includes options to purchase 248,098 shares of Common Stock which are currently exercisable or will become exercisable within 60 days of October 16, 1998.

                             ELECTION OF DIRECTORS

     The Company's Amended and Restated Bylaws (the "Bylaws") set the number of directors of the Company at between three and nine, which number may be changed from time to time by the Board of Directors. The Board of Directors currently consists of seven directors. All directors of the Company are elected at the Company's annual meeting of stockholders and hold office until their respective successors have been duly elected and qualified or until their earlier resignation or removal.

     The Board of Directors has nominated the following individuals for election as directors of the Company at the Annual Meeting: Frank T. Cary; Harry Crutcher, III; William R. Delk; Donald R. Hollis; Howard L. Kirby, Jr.; Susan B. Major; and Bernard F. Sergesketter.

     While the Board of Directors expects that all nominees for election as a director will be able to serve, if any of the nominees for election shall be unable to or for good cause will not serve as a director, the persons listed in the enclosed proxy shall vote such proxy, if properly executed and returned and unrevoked, for such other person or persons as shall be recommended by the Board of Directors, or the Board of Directors may, in its discretion, reduce the number of directors to be elected. The affirmative vote of a plurality of the votes cast and entitled to vote at the Annual Meeting is required for the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES LISTED HEREIN.

     The name of and certain information regarding the nominees, each being a current director of the Company, for election as a director of the Company at the Annual Meeting appear below. Prior to the Company's initial public offering in June 1995 (the "IPO"), the Company's operations were conducted through an indirect subsidiary (the "Operating Subsidiary"), which the Company owned through a direct subsidiary (the "Holding Subsidiary"). In connection with the IPO, the Holding Subsidiary and Operating Subsidiary were merged into the Company (the "Mergers"). Effective April 7, 1995, each executive officer of the Operating Subsidiary was appointed an executive officer of the Company in contemplation of the IPO and Mergers. Accordingly, all references to Mr. Kirby's service as an executive officer of the Company prior to April 7, 1995 shall be deemed to refer to his service as an executive officer of the Operating Subsidiary.

     HOWARD L. KIRBY, JR., PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS -- Mr. Kirby has served as the President, the Chief Executive Officer and a director of the Company since January 1990. Mr. Kirby was named Chairman of the Board of Directors in February 1997. Mr. Kirby began his career in the telecommunications industry in 1962 with Collins Radio Company (which subsequently became a part of Rockwell International Corporation), where he spent 20 years in various management positions in engineering, marketing and sales. From 1982 to 1984, Mr. Kirby was the Director of Planning and Business Development for U.S. Telephone, now part of Sprint Corporation. In 1984, Mr. Kirby became the Vice President and General Manager at Pulse Communications, Inc., a subsidiary of Hubbell Incorporated, and held that position until he joined the Company in 1990. Mr. Kirby is 62 years old.

     FRANK T. CARY, DIRECTOR -- Mr. Cary has been a director of the Company since January 1989. Mr. Cary is a former Chairman of the Board and Chief Executive Officer of International Business Machines Corporation. He is a director of Celgene Corporation, Cygnus Therapeutic Systems, ICOS Corporation and Lincare, Inc. Mr. Cary is 77 years old.

     HARRY CRUTCHER, III, DIRECTOR -- Mr. Crutcher has been a director of the Company since July 1996. He has been a practicing attorney for more than thirty years, specializing in financial transactions. He spends the majority of his time as a business, management and financial consultant. His companies, Crutcher Enterprises, Inc. and Resorts Financial Services Co., are involved in acquisitions, restructurings and strategic planning related to operating businesses, particularly in the resort and hospitality industry. He is also the Managing Partner of Grouse Mountain Associates, Ltd., a hotel owner and operator. Mr. Crutcher's son is married to Mr. Kirby's daughter. Mr. Crutcher is 60 years old.

     WILLIAM R. DELK, DIRECTOR -- Mr. Delk has been a director of the Company since January 1996. Mr. Delk has over 35 years experience in the telecommunications industry, having held various positions from 1959 to 1984 with Southern Bell and from 1984 to 1994 with BellSouth Corporation and its subsidiaries. Mr. Delk retired in December 1994 as Vice President of BellSouth Telecommunications, Inc., a position he had held since April 1993 and in which his responsibilities included procurement, supply handling and delivery, service management and other support functions for a nine-state operation. From January 1988 through March 1993, Mr. Delk was a Vice President of BellSouth Enterprises, Inc., responsible for personnel and executive compensation, information systems and public relations. Mr. Delk is 60 years old.

     DONALD R. HOLLIS, DIRECTOR -- Mr. Hollis has been a director of the Company since July 1996. Mr. Hollis is currently the president of DRH Strategic Consulting, Inc., which assists clients in developing strategies for leveraging technology. Mr. Hollis is also a director of Deluxe Corp., Information Advantage Inc., Open Port Technology and Edify Corp. From 1981 to 1996, Mr. Hollis was an Executive Vice President of First Chicago Corporation ("First Chicago"), responsible for First Chicago's technology and commercial transaction processing business. Prior to that, Mr. Hollis had various positions at Chase Manhattan Bank, Interactive Data Corporation, the Glidden Company and Smith-Corona Marchant. Mr. Hollis is 62 years old.

     SUSAN B. MAJOR, DIRECTOR -- Ms. Major has been a director of the Company since April 1997. Ms. Major is a Vice President and Managing Director for A.T. Kearney, Inc., a worldwide executive search company with its corporate headquarters in Chicago, Illinois. Prior to joining A.T. Kearney in April 1997, Ms. Major had extensive experience in the telecommunications industry. Most recently, Ms. Major served as the Director of Paging and Wireless Data for Ameritech Cellular Services, Inc., where she was responsible for the company's paging and wireless data operations from April 1995 to March 1997. Prior to that, Ms. Major held various positions at Motorola Inc. between 1981 and 1995, including Director of Strategic Marketing for the wireless data group, where she was involved in the development of cellular subscriber, wireless data and two-way radio products. Prior to that, she marketed products for the transmission products division of AT&T. Ms. Major is 46 years old.

     BERNARD F. SERGESKETTER, DIRECTOR -- Mr. Sergesketter has been a director of the Company since January 1996. Since August 1994, Mr. Sergesketter has been the President and Chief Executive Officer of Sergesketter & Associates Inc., a firm which provides consulting services in the areas of marketing telecommunications and quality management. Prior to that, Mr. Sergesketter had various positions (including positions in engineering, finance, sales and marketing) during his 36-year career with AT&T including, from January 1983 to August 1994, Vice President -- Central Region. As Vice President -- Central Region of AT&T, Mr. Sergesketter's principal responsibilities were for AT&T's sales and marketing operations in the Midwest. Mr. Sergesketter is a director of the Illinois Institute of Technology, the Cradle and the Mather Foundation. Mr. Sergesketter is 62 years old.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company met eleven times during the fiscal year ended July 25, 1998. The Board of Directors presently has four standing committees -- an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee. The Audit Committee met once during the fiscal year ended July 25, 1998. The Compensation Committee met three times during the fiscal year ended July 25, 1998. The Nominating Committee and the Executive Committee did not meet in fiscal 1998. The Company anticipates that the Board of Directors will hold four regular meetings each year.

     The Audit Committee recommends the Company's independent auditors and consults with them regarding the scope, timing and results of their audit and the Company's internal accounting controls. Further, the Audit Committee reviews related party transactions in accordance with the rules promulgated by the National Association of Securities Dealers, Inc. The current members of the Audit Committee are Bernard F. Sergesketter, William R. Delk and Susan B. Major.

     The Compensation Committee reviews and sets the salaries and incentive compensation for the executive officers (except for the Chief Executive Officer's compensation, which is set by the full Board of Directors), the directors and other key personnel of the Company. The Compensation Committee also generally administers the Company's stock option plans. In its capacity as administrator of the Company's stock option plans, the Compensation Committee generally approves grants of stock options and determines the terms thereof. The current members of the Compensation Committee are Frank T. Cary, William R. Delk and Susan B. Major.

     The Nominating Committee reviews and recommends qualified candidates for membership to the Board of Directors and to the several committees of the Board of Directors. The current members of the Nominating Committee are Howard L. Kirby, Jr. and Harry Crutcher, III.

     The Executive Committee, while the Board is not in session, has all the power and exercises all the duties (with certain limitations) of the Board of Directors in the management of the Company's business which may lawfully be delegated to it by the Board. The current members of the Executive Committee are Frank T. Cary, Donald R. Hollis, Harry Crutcher, III and Howard L. Kirby, Jr., ex officio.

     The Board of Directors will consider nominees for director recommended by stockholders. However, the Company's Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of stockholders of the Company. See "Procedure for Submitting Stockholder Proposals."

     All of the Company's current directors attended at least 75% of the meetings of the Company's Board of Directors and committees thereof on which they served during the fiscal year ended July 25, 1998.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company (currently Howard L. Kirby, Jr., the Chairman of the Board of Directors) receive no additional compensation for serving on the Board of Directors or its committees. All directors who are not employees of the Company are compensated at the rate of $20,000 per year, plus $1,000 per Board meeting attended and reimbursement for expenses incurred in attending such meetings. Such directors who serve on a committee of the Board receive no additional compensation, except they receive $1,000 for each committee meeting attended which occurs on a date on which there is not also a meeting of the Board of Directors. In addition, under the Teltrend Inc. 1997 Non-Employee Director Stock Option Plan (the "1997 Director Option Plan") each director who is not an employee of the Company or its subsidiaries receives upon his or her initial election to the Board a one-time grant of an option (an "Initial Option") to purchase up to 6,000 shares of Common Stock. Additionally, each continuing non-employee director will be granted an additional option (an "Annual Option") to purchase up to 1,500 shares of Common Stock on each anniversary of the date his or her Initial Option was granted. The Initial Options and Annual Options are granted at exercise prices equal to the fair market value of a share of Common Stock on the date of grant.

                             EXECUTIVE COMPENSATION

     The following table sets forth in summary form the aggregate compensation earned by the President and Chief Executive Officer and each of the four additional most highly compensated executive officers of the Company (collectively, with the President and Chief Executive Officer, the "Named Executive Officers") for services rendered in all capacities to the Company for the Company's fiscal years ended July 25, 1998, July 26, 1997 and July 27, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                              ------------
                                                                               AWARDS(1)
                                                ANNUAL COMPENSATION           ------------
                                         ----------------------------------    SECURITIES
                                                               OTHER ANNUAL    UNDERLYING       ALL OTHER
           NAME AND             FISCAL    SALARY     BONUS     COMPENSATION     OPTIONS      COMPENSATION(2)
      PRINCIPAL POSITION         YEAR      ($)        ($)          ($)            (#)              ($)
      ------------------        ------    ------     -----     ------------    ----------    ---------------
Howard L. Kirby, Jr. .........   1998    $235,000   $150,000     $9,816(3)      30,000(5)        $5,109
  President and Chief            1997     235,000     95,000      7,462(3)            --          5,579
  Executive Officer              1996     219,519    250,000           --             --          4,085
Gilbert H. Hosie..............   1998    $140,000   $ 60,000     $5,437(3)       8,000(5)        $3,269
  Vice President, RBOC Sales     1997     140,000     30,000      3,897(3)            --             --
                                 1996     137,789     90,000        614(3)            --             --
Douglas P. Hoffmeyer..........   1998    $138,000   $ 70,000           --       10,000(5)        $3,896
  Sr. Vice President, Finance,   1997     138,000     35,000           --             --          5,389
  CFO, Secretary and Treasurer   1996     134,462     90,000           --             --          3,785
Laurence L. Sheets............   1998    $140,000   $ 40,000           --        3,000(5)        $4,003
  Vice President and Chief       1997     140,000     30,000     $2,500(4)            --          5,467
  Technical Officer              1996     137,789     90,000      2,000(4)            --          3,752
Michael S. Grzeskowiak........   1998    $135,000   $ 45,000           --        5,000(5)        $4,050
  Vice President, Operations     1997     135,000     25,000           --             --          5,001
                                 1996     132,789     70,000           --             --          3,752

-------------------------
(1) The compensation for the Company's executives does not include restricted stock awards or payouts pursuant to any long-term incentive plans; therefore, these columns are omitted from the Summary Compensation Table.

(2) Reflects amounts contributed by the Company to the Teltrend Retirement Investment Plan on behalf of each respective Named Executive Officer.

(3) Reflects amounts paid by the Company for automobile expenses.

(4) Reflects amounts paid by the Company in respect of patent awards.

(5) Represents options to purchase Common Stock granted pursuant to the Teltrend Inc. 1996 Stock Option Plan.

OPTION GRANT TABLE

     The following table and related footnotes set forth certain information concerning the grant of stock options made to each of the Named Executive Officers during fiscal 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                              --------------------------------------------------------
                                            % OF TOTAL                                    POTENTIAL REALIZABLE VALUE
                                             OPTIONS                                              AT ASSUMED
                              NUMBER OF      GRANTED                                         ANNUAL RATES OF STOCK
                              SECURITIES        TO                                          PRICE APPRECIATION FOR
                              UNDERLYING    EMPLOYEES                                           OPTION TERM(1)
                               OPTIONS      IN FISCAL     EXERCISE PRICE    EXPIRATION    ---------------------------
            NAME              GRANTED(2)       YEAR         PER SHARE          DATE           5%              10%
            ----              ----------    ----------    --------------    ----------        --              ---
Howard L. Kirby, Jr.........    30,000         7.2           $17.625         12/11/07      $332,520         $842,670
Gilbert H. Hosie............     3,000          .7            21.000         10/10/07        39,621          100,404
                                 5,000         1.2            17.625         12/11/07        55,420          140,445
Douglas P. Hoffmeyer........    10,000         2.4            17.625         12/11/07       110,840          280,890
Laurence L. Sheets..........     3,000          .7            17.625         12/11/07        33,252           84,267
Michael S. Grzeskowiak......     5,000         1.2            17.625         12/11/07        55,420          140,445

-------------------------
(1) Amounts represent hypothetical gains or "option spreads" that could be achieved for the respective options based on assumed compound stock appreciation rates of 5% and 10% over the original full ten-year term of these options. The 5% and 10% rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate of the future market price of the Common Stock. The potential realizable value of the options may be substantially greater than stated in this table.

(2) Reflects options to purchase Common Stock granted to the Named Executive Officers during fiscal 1998 pursuant to the Teltrend Inc. 1996 Stock Option Plan. Each option is exercisable, as to all or part of the number of securities underlying the options, upon vesting. The options generally vest and become exercisable as to 25% of the shares covered thereby on the first anniversary of the date of grant and as to an additional 25% of such shares on each of the next three anniversaries of the date of grant.

OPTION EXERCISES AND YEAR-END HOLDINGS

     The following table and related footnotes set forth certain information concerning the exercise of stock options during fiscal 1998 by each of the Named Executive Officers, as well as the number and value of securities underlying options held by each of the Named Executive Officers at the end of fiscal 1998.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                SHARES OF
                                 COMMON                      NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                  STOCK                     UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                ACQUIRED                   OPTIONS AT JULY 25, 1998          AT JULY 25, 1998(1)
                                   ON         VALUE      ----------------------------    ----------------------------
            NAME                EXERCISE     REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
            ----                ---------    --------    -----------    -------------    -----------    -------------
Howard L. Kirby, Jr.........         --            --      95,250(2)       61,750(3)            --             --
Gilbert H. Hosie............     15,647      $247,385      31,673(4)       15,050(5)      $165,369             --
Douglas P. Hoffmeyer........         --            --      23,400(2)       17,800(6)            --             --
Laurence L. Sheets..........         --            --      26,400(2)       11,800(7)            --             --
Michael S. Grzeskowiak......         --            --      23,400(2)       12,800(8)            --             --

-------------------------
(1) Value of "in-the-money" options represents the positive spread between the respective exercise prices of outstanding options and the value of securities underlying such options as of July 25, 1998.

(2) Reflects options to purchase Common Stock of the Company at an exercise price of $16.00 per share granted pursuant to the Teltrend Inc. 1995 Stock Option Plan.

(3) Reflects options to purchase 31,750 shares of Common Stock of the Company at an exercise price of $16.00 per share granted pursuant to the Teltrend Inc. 1995 Stock Option Plan. Also, reflects options to purchase 30,000 shares of Common Stock of the Company at an exercise price of $17.625 per share granted pursuant to the Teltrend Inc. 1996 Stock Option Plan.

(4) Reflects options to purchase 10,523 shares of Common Stock of the Company at an exercise price of $0.16 per share granted pursuant to the Company's option plan in effect prior to the IPO (as adjusted in connection with and to give effect to the recapitalization of the Company undertaken in connection with the IPO). Also, reflects options to purchase 21,150 shares of Common Stock at an exercise price of $16.00 per share granted pursuant to the Teltrend Inc. 1995 Stock Option Plan.

(5) Reflects options to purchase 7,050 shares of Common Stock of the Company at an exercise price of $16.00 per share granted pursuant to the Teltrend Inc. 1995 Stock Option Plan. Also, reflects options to purchase 3,000 shares of Common Stock at an exercise price of $21.00 per share and options to purchase 5,000 shares of Common Stock at an exercise price of $17.625 per share granted pursuant to the Teltrend Inc. 1996 Stock Option Plan.

(6) Reflects options to purchase 7,800 shares of Common Stock of the Company at an exercise price of $16.00 per share granted pursuant to the Teltrend Inc. 1995 Stock Option Plan. Also, reflects options to purchase 10,000 shares of Common Stock of the Company at an exercise price of $17.625 per share granted pursuant to the Teltrend Inc. 1996 Stock Option Plan.

(7) Reflects options to purchase 8,800 shares of Common Stock of the Company at an exercise price of $16.00 per share granted pursuant to the Teltrend Inc. 1995 Stock Option Plan. Also, reflects options to purchase 3,000 shares of Common Stock of the Company at an exercise price of $17.625 per share granted pursuant to the Teltrend Inc. 1996 Stock Option Plan.

(8) Reflects options to purchase 7,800 shares of Common Stock of the Company at an exercise price of $16.00 per share granted pursuant to the Teltrend Inc. 1995 Stock Option Plan. Also, reflects options to purchase 5,000 shares of Common Stock of the Company at an exercise price of $17.625 per share granted pursuant to the Teltrend Inc. 1996 Stock Option Plan.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Pursuant to the Company's Executive Severance Plan (the "Severance Plan"), the Company's executive officers are entitled to severance payments upon (i) involuntary termination of employment with the Company other than for cause or in connection with a change in control of the Company ("Standard Termination") and (ii) certain terminations of employment with the Company in connection with a change in control of the Company ("Change in Control Termination"). Under the Severance Plan, an executive receives severance payments which are calculated on the basis of his annual base salary in effect on the date of termination of employment and the number of years he has been employed by the Company. The amount is paid in periodic payments in accordance with the Company's regular payroll schedule for executives unless the Compensation Committee elects to pay the amount in a lump sum or a combination of periodic payments and a lump sum.

     If a Standard Termination had occurred as of the end of fiscal 1998, Messrs. Kirby, Hosie, Hoffmeyer, Sheets and Grzeskowiak would have received $376,000, $140,000, $207,000, $98,000 and $108,000, respectively, under the
Severance Plan. If a Change in Control Termination had occurred as of the end of fiscal 1998, Messrs. Kirby, Hosie, Hoffmeyer, Sheets and Grzeskowiak would have received $752,000, $280,000, $414,000, $196,000 and $216,000, respectively, under the Severance Plan.

     Additionally, non-vested stock options held by employees of the Company generally vest and become exercisable upon certain change of control transactions involving the Company. The Company's policy is to enter into confidentiality agreements with each of its key employees, including the Named Executive Officers, pursuant to which such employees agree not to disclose any confidential and proprietary information of the Company or of third parties to whom the Company is obligated to keep such information confidential.

     The Report of the Compensation Committee on Executive Compensation and the Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee reviews and sets the salaries and incentive compensation for the executive officers (except for the chief executive officer's compensation, which is set by the full Board of Directors), the directors and other key personnel. The Compensation Committee also generally administers the Company's stock option plans. In its capacity as administrator of the Company's stock option plans, the Compensation Committee grants stock options and determines the terms thereof. Current members of the Compensation Committee are Frank T. Cary, William R. Delk and Susan B. Major. The Compensation Committee reviews the Company's compensation program to ensure that the Company continues to adhere to its compensation philosophy. In conducting its review of executive compensation matters, the Compensation Committee, from time to time, utilizes the compensation data and advisory services of independent compensation consultants.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Company's executive compensation program is based on principles designed to align the Company's executive compensation with the Company's objectives, management initiatives and business and financial performance. These principles are applied by the Compensation Committee to: (i) attract, motivate and retain executives of the highest quality; (ii) link the total annual compensation of each executive officer to such executive's individual performance, the performance of the strategic market unit he manages and the Company's overall performance; and (iii) provide long-term incentives for consistent high levels of performance.

OVERVIEW OF EXECUTIVE COMPENSATION PROGRAM

     The Company's total compensation program for its executive officers consists of both cash and equity-based compensation. Each executive officer's annual compensation has consisted of a base salary, eligibility for matching and discretionary contributions to the Teltrend Retirement Investment Plan and eligibility for an annual bonus under the Company's informal cash bonus plan. The Chief Executive Officer generally proposes the base salary and cash bonus for each of the Company's executive officers. The Chief Executive Officer also proposes his base salary and bonus to the Board of Directors after working with the Board of Directors and the Compensation Committee to establish an appropriate recommendation. The Chief Executive Officer's recommendations and the Compensation Committee's evaluation thereof are based on the subjective evaluation of a number of factors and criteria, including the compensation paid by the Company to its executive officers during the immediately preceding fiscal year, the rate of inflation, the Company's performance during the fiscal year, the Company's strategic objectives and the compensation paid to the executive officers of certain other companies that the Chief Executive Officer and the Compensation Committee believe are comparable to the Company based on their location or the nature of their business. Each of (i) the weight and importance given each year to the foregoing factors, (ii) the individual components of each factor and (iii) the decision whether to consider additional factors lies within the subjective discretion of the Chief Executive Officer with respect to the formulation of his recommendations and, subsequently, with the Compensation Committee. In addition to annual compensation, the Company provides long-term incentives to its executive officers through its stock option plans. Because the compensation levels of the Company's executive officers are generally below compensation levels that would be affected by the limitations on the deduction of executive salaries imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), the Compensation Committee has not formulated a policy with respect to Section 162(m).

FISCAL 1998 EXECUTIVE COMPENSATION

     The Compensation Committee determined the base salaries of the Company's executive officers during fiscal 1998 based upon the Chief Executive Officer's recommendations and its subjective evaluation of the factors and criteria described above. Fiscal 1998 salaries for the Company's executive officers were based largely on the salaries paid to such executive officers in fiscal 1997 and the salaries of executives of similarly situated companies. For fiscal 1998, the base salaries for the Company's executive officers, recommended by the Chief Executive Officer and determined by the Compensation Committee, were, in general, at the medium range when compared to the base salaries of similarly situated companies' executives. The Compensation Committee does not, however, currently have an established policy with regard to the salaries of the Company's executive officers, including the salary of the Chief Executive Officer, relative to the salaries paid to other companies' executive officers.

     The Compensation Committee also determined the bonuses to be paid to the Company's executive officers for fiscal 1998 pursuant to the Company's informal cash bonus plan based upon the Chief Executive Officer's recommendations and the Committee's subjective evaluation of the factors and criteria described above, including the Company's financial performance compared to its peers and the Company's ability to meet its strategic objectives. Fiscal 1998 bonuses for the Company's executive officers were higher than those awarded for fiscal 1997. Bonuses were awarded to executives in an effort to reward those executives who had performed well within their specific markets and who had reacted well to the strategic challenges facing the Company.

     During fiscal 1998, the Compensation Committee subjectively determined that options should be granted to various management employees, including the Chief Executive Officer and the other Named Executive Officers of the Company. The Compensation Committee did not assign any measurable weight to any of the factors it considered in approving the grant of stock options to these individuals. However, the Compensation Committee did consider the amounts and terms of prior option awards in determining the recipients of option grants in fiscal 1998.

FISCAL 1998 CHIEF EXECUTIVE OFFICER COMPENSATION

     In fiscal 1998, the Compensation Committee, after discussing the Company's fiscal 1997 results and strategic achievements with the Chief Executive Officer, maintained a base salary for the Chief Executive Officer of $235,000. The Chief Executive Officer participates in the informal cash bonus plan. For fiscal 1998, the Compensation Committee recommended a $150,000 cash bonus for the Chief Executive Officer under the informal cash bonus plan. This award was $55,000 higher than the fiscal 1997 bonus award to the Chief Executive Officer. By recommending a bonus, the Compensation Committee acknowledged that the Chief Executive Officer had improved the Company's strategic position by reacting skillfully to the efforts of the Company's principal customers to improve the technological performance, and reduce the cost, of the products they purchase from their suppliers, by expanding the Company's markets and reducing its dependence on a limited number of major customers, and by planning for the Company's future. The Board of Directors awarded the Chief Executive Officer the compensation recommended by the Compensation Committee.

                                          THE COMPENSATION COMMITTEE,

                                          WILLIAM R. DELK
                                          FRANK T. CARY
                                          SUSAN B. MAJOR

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock from June 9, 1995 (the first trading day for the Company's Common Stock on the Nasdaq National Market system) through July 25, 1998 (the end of the Company's last fiscal year), with the cumulative total return of the Nasdaq Composite Stock Index and a peer group of companies selected by the Company (the "Peer Group") for purposes of the comparison. Dividend reinvestment has been assumed and, with respect to companies in the Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization. Past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
        AMONG THE COMPANY, NASDAQ COMPOSITE INDEX AND A PEER GROUP INDEX

        MEASUREMENT PERIOD                                                    NASDAQ MARKET
      (FISCAL YEAR COVERED)             TELETREND       PEER GROUP INDEX          INDEX
6/9/95                                     100                 100                 100
7/29/95                                    138                 120                 114
7/27/96                                    230                 185                 124
7/26/97                                    105                 200                 160
7/25/98                                     99                 166                 222

                             JUNE 9, 1995   JULY 29, 1995   JULY 27, 1996   JULY 26, 1997   JULY 25, 1998
                             ------------   -------------   -------------   -------------   -------------
Teltrend Inc. .............      $100           $138            $230            $105            $ 99
Nasdaq Composite Index.....      $100           $114            $124            $180            $222
Peer Group Index...........      $100           $120            $185            $208            $166

     The above comparison graph assumes a $100 investment on June 9, 1995 in the Company's Common Stock, the Nasdaq Composite Index and the Peer Group Index.

     The Peer Group selected by the Company is comprised of the following companies: ADC Telecommunications, Inc., ADTRAN, Inc., PairGain Technologies, Inc., Telco Systems, Inc. and Applied Digital Access Inc. The Peer Group was selected by the Company in good faith based upon similarities in the nature of the businesses of the companies included in the Peer Group to the Company's business.

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the independent auditors of the Company's books and records for the fiscal year ending July 31, 1999 and has determined that it would be desirable to ask the stockholders to ratify this appointment at the Annual Meeting.

     Ernst & Young LLP served as independent auditors of the Company's books and records for the fiscal year ended July 25, 1998 and has acted as auditors for the Company since the Company's 1989 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY'S BOOKS AND RECORDS FOR THE FISCAL YEAR ENDING JULY 31, 1999.

     The affirmative vote of the majority of the votes cast at the Annual Meeting and entitled to vote is required for ratification of the appointment of Ernst & Young LLP as described herein. No determination has been made as to what action the Board of Directors would take if the appointment is not ratified.

                 PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), stockholders may present proper proposals for consideration for inclusion in the Company's proxy statement relating to the next annual meeting of stockholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the proxy statement and proxy relating to the Company's 1999 annual meeting of stockholders, stockholder proposals must be received by the Company at its principal executive offices no later than July 2, 1999 and must otherwise comply with the requirements of Rule 14a-8. In addition, the Company's Bylaws establish an advance notice procedure for stockholders to bring business before an annual meeting of stockholders of the Company.

     On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Exchange Act. Generally, under new Rule 14a-4(c), a proxy may confer discretionary authority to vote on any matter in the event that, among other situations, the Company did not have notice of the matter at least 45 days before the month and day on which the Company's proxy materials were mailed for the prior year's annual meeting. For the 1999 annual meeting of stockholders, this date would be September 15, 1999. This is in addition to the date for submission of business at the annual meeting of stockholders under the Company's Bylaws which require, among other things, that notice of any matter be received by the Company at its principal executive offices not less than 60 nor more than 90 days prior to the date of the meeting, except that if less than 70 days' notice or prior public disclosure of the meeting date is given or made to stockholders, notice of the matter must be received not later than the 10th day following the date of notice or public disclosure of the meeting date, whichever occurs first. A copy of the Company's Bylaws may be obtained from the Secretary of the Company. The requirement under the new rule is also in addition to the deadline under Rule 14a-8 for submission of matters to be considered for inclusion in the Company's proxy statement.

                               PROXY SOLICITATION

     Proxies will be solicited by mail. Proxies may also be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse them for their expenses in doing so. The Company has retained the services of LaSalle National Bank N.A. to assist in the distribution of proxy materials and anticipates paying $1,500 for these services. The full cost of the preparation and mailing of this Proxy Statement and accompanying materials and the related proxy solicitations will be borne by the Company.

                                 OTHER MATTERS

     Management does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the notice of the Annual Meeting. However, if other matters are properly presented for a vote at the Annual Meeting, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their judgment to the same extent as the person who signed the proxy would be entitled to vote.

                                          By Order of the Board of Directors

                                          Douglas P. Hoffmeyer
                                          Douglas P. Hoffmeyer
                                          Sr. Vice President, Finance; Chief
                                          Financial
                                          Officer; Secretary and Treasurer

St. Charles, Illinois
October 30, 1998

PROXY                                                                      PROXY

                                TELTREND INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              ANNUAL MEETING OF STOCKHOLDERS DECEMBER 10, 1998


     Howard L. Kirby, Jr. and Douglas P. Hoffimeyer, or any one of them, with power of substitution in each, are hereby appointed the proxies of the undersigned to vote all shares of the Common Stock, $.01 par value per share, of Teltrend Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held December 10, 1998 at the hour of 9:00 A.M., local time, at the Teltrend Inc. corporate headquarters, 620 Stetson Avenue, St. Charles, Illinois 60174, and at all adjournments or postponements thereof, upon such business as may properly come before the meeting, including the items listed on the reverse side and as more completely described in the enclosed Notice of Annual Meeting and Proxy Statement.

       (THIS PROXY IS CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)


                                               (Comments / Change of Address)

                                           ----------------------------------

                                           ----------------------------------

                                           ----------------------------------

                                           ----------------------------------
                                           (If you have written in the above
                                           space, please mark the corresponding
                                           box on the reverse side)
--------------------------------------------------------------------------------

                            FOLD AND DETACH HERE

                                TELTREND INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


        THE FOLLOWING MATTERS ARE PROPOSED BY THE BOARD OF DIRECTORS

1. Election of Directors                                             FOR      WITHHELD       FOR ALL
   Director Nominees                                                 ALL        ALL          EXCEPT
     Frank T. Cary, Harry Crutcher, III, William R. Delk,            [ ]         [ ]          [ ]      ----------------------------
     Donald R. Hollis, Howard L. Kirby, Jr., Susan B. Major,                                                 Nominee Exception
     Bernard F. Segesketter.
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL
   THE ABOVE NOMINEES.

2. APPROVAL OF APPOINTMENT OF                       FOR     AGAINST    ABSTAIN
   ACCOUNTANTS: Approval of                         [ ]       [ ]        [ ]
   appointment of Ernst & Young LLP as
   independent auditors for fiscal 1999.

3. UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE
   THE MEETING: In their discretion the proxies are authorized to vote on such other matters as may properly come before the annual meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be deemed to constitute direction to vote ifori each of the above proposals.
Please mark, sign, date and return the proxy card using the enclosed envelope.


     Comments/               Date                                       , 1998
      Change    [ ]              ---------------------------------------
       of
      Address                ------------------------------------------------
                             Signature(s)

                             ------------------------------------------------
                             Signature(s)
                             (NOTE: Please sign exactly as name appears on this
                             Proxy. When shares are held by joint tenants, both
                             should sign. When signing as attorney, executor,
                             administrator, trustee, guardian, corporate officer
                             or partner, give full title as such. If a corporation,
                             please sign in corporate name by president or other
                             authorized officer. If a partnership, please sign in
                             partnership name by authorized person.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


      PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE, AND RETURN
        THIS PROXY FORM PROMPTLY USING THE ENCLOSED POSTPAID ENVELOPE.